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                                                                     EXHIBIT 5.1

                                GREENBERG TRAURIG
                          A T T O R N E Y S  A T  L A W


                                  June 14, 2000



iXL Enterprises, Inc.
1888 Emery Street
Atlanta, Georgia  0318

         Re: iXL Enterprises, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by iXL Enterprises, Inc. (the "Company") with the Securities and Exchange Commission on or about June 14, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the iXL Enterprises, Inc. 2000 Employee Stock Purchase Plan (the "Plan") (as to 1,500,000 shares; collectively, the "Shares").

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.





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June 14, 2000
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         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, it is our opinion that the Shares, when issued and sold in the manner described in the Plan and pursuant to the agreement that accompanies each grant under the Plan, will be legally and validly issued, fully paid and non-assessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under Item 5 of this Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Yours very truly,

                                             /s/ GREENBERG TRAURIG, LLP

                                             Greenberg Traurig, LLP


JSA:pac





                             GREENBERG TRAURIG, LLP